Exhibit 99.3

NEWS RELEASE

Contacts:     Media
Brian Pitts
312.451.1757

Investor Relations
708.483.1300 Ext. 1331

TreeHouse Foods Announces Plans to Close Minneapolis Snacks Facility

OAK BROOK, Ill. (May 2, 2019) - TreeHouse Foods, Inc. (NYSE: THS) today announced the intention to close its Minneapolis, Minnesota facility by the end of the third quarter of 2019. The plant produces snack nuts and trail mix for the Snacks division.

The Company noted that the closure enables the Snacks division to streamline its operational footprint to position the business for success at lower volume levels. TreeHouse also noted that the strategic review of its premium nuts and trail mix business is ongoing. The Company anticipates being able to provide a more fulsome update around its Snacks business, along with updated full-year guidance, as part of its second quarter earnings release in early August.

The closure, affecting approximately 120 employees, is being announced well in advance to provide employees with as much notice as possible and to ensure a seamless transition for customers.

The costs to close the Minneapolis facility are expected to be approximately $13.0 million, of which approximately $4.0 million is expected to be in cash. Components of the charges include non-cash asset write-offs of approximately $9.0 million, employee-related costs of approximately $1.0 million and other closure costs of approximately $3.0 million. The Company expects charges of approximately $0.17 per fully diluted share to be incurred in 2019.
ABOUT TREEHOUSE FOODS
TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have over 40 production facilities across the United States, Canada and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our product portfolio includes shelf stable, refrigerated, frozen and fresh products, including baked goods (refrigerated and frozen dough, cereal, cookies, crackers, pretzels and snack bars); beverages (broth, single serve hot beverages, creamers and powdered drinks); meal solutions (dressings, hot cereal, macaroni and cheese, pasta, pickles, sauces and side dishes); and healthy snacks (dried fruits and vegetables, nuts and trail mix). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, projected, expected, intended, or planned. We do not intend to update these forward-looking statements following the date of this press release.
Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: the success of our restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; our ability to continue to make acquisitions in accordance with our business strategy; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018, and from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.